EXHIBIT 21

SENSIENT TECHNOLOGIES CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 2023

NAME	INCORPORATION
DOMESTIC
POINTING COLOR INC.	DELAWARE
SENSIENT COLORS LLC	DELAWARE
SENSIENT FLAVORS INTERNATIONAL, INC.	INDIANA
SENSIENT FLAVORS LLC	DELAWARE
SENSIENT HOLDING COMPANY LLC	DELAWARE
SENSIENT NATURAL INGREDIENTS LLC	DELAWARE
SENSIENT RECEIVABLES LLC	DELAWARE
SENSIENT TECHNOLOGIES HOLDING COMPANY LLC	DELAWARE
SENSIENT WISCONSIN LLC	WISCONSIN

NAME	INCORPORATION
FOREIGN
POINTING HOLDINGS LIMITED	UNITED KINGDOM
POINTING INTERNATIONAL LIMITED	UNITED KINGDOM
POINTING LIMITED	UNITED KINGDOM
PT SENSIENT TECHNOLOGIES INDONESIA	INDONESIA
SENSIENT COLORS CANADA LTD.	CANADA
SENSIENT COLORS S.A.	ARGENTINA
SENSIENT COLORS S.A. DE C.V.	MEXICO
SENSIENT COLORS UK LTD	UNITED KINGDOM
SENSIENT COSMETIC TECHNOLOGIES	FRANCE
SENSIENT COSMETIC TECHNOLOGIES E CORANTES, IMPORTAÇÃO E EXPORTAÇÃO DO BRASIL LTDA ENGLISH: SENSIENT COSMETIC TECHNOLOGIES BRAZIL	BRAZIL
SENSIENT TECHNOLOGIES BRASIL INDUSTRIA, COMERCIO, IMPORTAÇÃO E EXPORTAÇÃO DE INGREDIENTES LTDA. ENGLISH: SENSIENT TECHNOLOGIES INGREDIENTES DO BRAZIL LTDA.	BRAZIL
SENSIENT COSTA RICA S.R.L.	COSTA RICA
SENSIENT FINANCE IRELAND DAC	IRELAND
SENSIENT FLAVORS BELGIUM NV	BELGIUM
SENSIENT FLAVORS CANADA INC.	CANADA
SENSIENT FLAVORS CENTRAL AMERICA S.R.L.	COSTA RICA
SENSIENT FLAVORS & FRAGRANCES SAS	FRANCE
SENSIENT FLAVORS ITALY S.R.L.	ITALY
SENSIENT FLAVORS LIMITED	UNITED KINGDOM
SENSIENT FLAVORS MEXICO, S.A. DE C.V.	MEXICO
SENSIENT FLAVORS POLAND SP. Z.O.O.	POLAND
SENSIENT FLAVORS & FRAGRANCES INDUSTRY & TRADE LIMITED COMPANY (TURKEY)	TURKEY
SENSIENT FOOD COLORS CZECH REPUBLIC CZ S.R.O.	CZECH REPUBLIC
SENSIENT FOOD COLORS HUNGARY KFT	HUNGARY
SENSIENT FOOD COLORS ITALY S.R.L.	ITALY
SENSIENT HOLDINGS MALTA LIMITED	MALTA
SENSIENT HOLDINGS UK	UNITED KINGDOM
SENSIENT INDIA PRIVATE LIMITED	INDIA

SENSIENT NATURAL COLORS PERU S.A.C.	PERU
SENSIENT NATURAL EXTRACTION INC.	CANADA
SENSIENT NATURAL INGREDIENTS (TAI’AN) CO., LTD.	CHINA
SENSIENT SAVORY FLAVORS FRANCE	FRANCE
SENSIENT TECHNOLOGIES ASIA PACIFIC PTE LTD	SINGAPORE
SENSIENT TECHNOLOGIES AUSTRALIA PTY LTD	AUSTRALIA
SENSIENT TECHNOLOGIES COLOMBIA LTDA.	COLOMBIA
SENSIENT TECHNOLOGIES CORPORATION (CHINA) LTD	CHINA
SENSIENT TECHNOLOGIES CORPORATION (JAPAN)	JAPAN
SENSIENT TECHNOLOGIES C.V.	NETHERLANDS
SENSIENT TECHNOLOGIES THE NETHERLANDS B.V.	NETHERLANDS
SENSIENT TECHNOLOGIES ESSENTIAL OILS, S.L.U.	SPAIN
SENSIENT TECHNOLOGIES EUROPE GMBH	GERMANY
SENSIENT TECHNOLOGIES HOLDING DEUTSCHLAND GMBH	GERMANY
SENSIENT TECHNOLOGIES HONG KONG LTD	CHINA
SENSIENT TECHNOLOGIES LIMITED	UNITED KINGDOM
SENSIENT TECHNOLOGIES LUXEMBOURG S.A.R.L.	LUXEMBOURG
SENSIENT TECHNOLOGIES MENA FZE	UNITED ARAB EMIRATES
SENSIENT TECHNOLOGIES (PHILIPPINES), INC.	PHILIPPINES
SENSIENT TECHNOLOGIES POLAND SP. Z.O.O.	POLAND
SENSIENT TECHNOLOGIES REAL ESTATE GMBH	GERMANY
SENSIENT TECHNOLOGIES SOUTH AFRICA (PTY) LTD.	SOUTH AFRICA
SENSIENT TECHNOLOGIES (THAILAND), LTD.	THAILAND
SENSIENT TURKEY DOĞAL MADDELER A.Ş.	TURKEY
SENSIENT UK LIMITED	UNITED KINGDOM